UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 17, 2012
____________________________
RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware
(State or other jurisdiction of incorporation)
0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.07 - Submission of Matters to a Vote of Security Holders
The 2012 Annual Meeting of Stockholders of Rainmaker Systems, Inc. (“Rainmaker” or the “Company”) was held on July 17, 2012 (the “Annual Meeting”). At the Annual Meeting, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in Rainmaker’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on June 8, 2012 and supplemented on July 9, 2012.

Proposal 1 - Election of Directors
The following nominees were each elected as Class II Directors to serve on the Board of Directors until the Company’s 2015 annual meeting, or until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non Votes
Mitchell Levy	13,146,355	601,149	6,735,934
Charles Geiger	13,211,140	536,364	6,735,934

Proposal 2 - Ratification of Appointment of Independent Auditors
The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified:

Votes For	Votes Against	Abstentions	Broker Non Votes
19,739,601	132,887	610,950	—

Proposal 3 - Stockholder Proposal
The stockholder proposal to engage the services of a reputable investment banking firm to pursue a sale of the Company was not approved:

Votes For	Votes Against	Abstentions	Broker Non Votes
5,283,180	8,463,922	402	6,735,934

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 18, 2012	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer